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                                                                  EXHIBIT 10(c)
[MERRILL LYNCH LIFE INSURANCE COMPANY]


                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company, File No. 33-45379.




                              By:           /s/ Barry G. Skolnick
                                  -------------------------------------------
                                          Barry G. Skolnick, Esq.
                                  Senior Vice President and General Counsel



October 7, 2002